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                                                                       Exhibit 5

Marshall A. Fleisher, Esq.

Vice President (Legal), Corporate Secretary
Direct Dial: 215/772-5153

Fax:         215/772-5173

                                                                October 18, 1995

Board of Directors
National Media Corporation
1700 Walnut Street
Philadelphia, PA 19103

         Re:   Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

         I am Vice President (Legal) and Corporate Secretary of National Media Corporation (the "Company") and have acted in such capacity in connection with the proposed registration of an aggregate of 200,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

         The shares to be registered (the "Shares") consist of (i) shares of Common Stock to be granted to certain directors of the Company pursuant to the Company's 1995 Directors' Stock Grant Plan (the "Stock Grant Plan") and (ii) shares of Common Stock contributed or to be contributed to the Company's 401(k) Plan (the "401(k) Plan"). The Shares may be offered and sold from time to time for the account of the persons referred to in the Registration Statement as "Selling Stockholders."

         In this regard, I have examined: (i) the Stock Grant Plan; (ii) the 401(k) Plan; (iii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iv) the Registration Statement; and (v) such officers' certificates, resolutions, minutes, corporate records and other documents as I have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

         In rendering such opinions, I have assumed (other than with respect to the records of the Company or documents to which the Company or any of its officers or directors are signatories) the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to me as copies and the genuineness of all signatures.

         The opinions expressed herein are based solely upon my review of the documents and other materials expressly referred to above. Other than such documents and other materials, I have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.


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Board of Directors
October 18, 1995

Page 2

         Based upon and subject to the foregoing, and on such other examination of law and fact as I have deemed necessary or appropriate in connection herewith, I am of the opinion that the Shares, issued pursuant to the Stock Grant Plan or the 401(k) Plan, as the case may be, are or will be, as the case may be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, provided that:

         1. the Registration Statement has become and remains effective for the purpose of the sale of the Shares; and

         2. consideration for the Shares has been provided to the Company (and, in the case of Shares to be issued in the form of certificates, such certificates have been duly executed, countersigned, registered and delivered).

         I have made such investigation of the General Corporation Law of the State of Delaware as I have considered appropriate for the purposes of rendering the opinions expressed herein. I am qualified to practice law in the Commonwealth of Pennsylvania only. This opinion is, accordingly, limited to the law of the Commonwealth of Pennsylvania, the Federal law of the United States and the General Corporation Law of the State of Delaware. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                  /s/ Marshall A. Fleisher
                                  ----------------------------
                                      Marshall A. Fleisher
                                      for NATIONAL MEDIA CORPORATION

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